Designated Filer:	LRP V Luxembourg Holdings S.à r.l.
Issuer & Ticker Symbol:	Tesco Corporation (TESO)

Date of Event Requiring Statement: July 13, 2009

Exhibit 99.3

JOINT FILERS’ SIGNATURES

LIME ROCK PARTNERS V, L.P.

By: Lime Rock Partners GP V, L.P., its general partner

By: LRP GP V, Inc., its general partner

By: /s/ John T. Reynolds	Date: July 17, 2009

Name: John T. Reynolds

Title:	Director

LIME ROCK PARTNERS GP V, L.P.

By: LRP GP V, Inc., its general partner

By: /s/ John T. Reynolds	Date: July 17, 2009

Name: John T. Reynolds

Title:	Director

LRP GP V, INC.

By: /s/ John T. Reynolds	Date: July 17, 2009

Name: John T. Reynolds

Title:	Director